Exhibit 99.1(iii)
EAST ACHIEVE LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
(UNAUDITED)

EAST ACHIEVE LIMITED AND SUBSIDIARIES
CONTENTS

Pages
Condensed Consolidated Balance Sheets as of September 30, 2009 (Unaudited)	F-1
Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2009 and 2008 (Unaudited)	F-2
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2009 and 2008 (Unaudited)	F-3
Notes to condensed consolidated financial statements (Unaudited)	F4–F9

EAST ACHIEVE LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(In thousands, except share-related data)
ASSETS

As of September 30, 2009
RMB
CURRENT ASSETS
Cash and cash equivalents	72,726
Accounts receivable, net	23,873
Prepaid expenses and other current assets	6,577

Total Current Assets	103,176

PROPERTY AND EQUIPMENT, NET	254,854

OTHER ASSETS
Land use rights, net	16,747
Goodwill	117,318
Intangible assets, net	34,305

Total Other Assets	168,370

TOTAL ASSETS	526,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	7,295
Accrued expenses and other current liabilities	80,718
Income tax payable	6,038
Deferred revenue	106,899

Total Current Liabilities	200,950

NON-CURRENT LIABILITIES
Notes payable	90,000

TOTAL LIABILITIES	290,950

COMMITMENTS AND CONTINGENCIES	—

SHAREHOLDERS’ EQUITY
Common stock ($0.001 par value, 50,000 shares authorized, 2 shares issued and outstanding	—
Additional paid-in capital	236,412
Accumulated deficit	(962)

Total Shareholders’ Equity	235,450

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	526,400

The accompanying notes are an integral part of these condensed consolidated financial statements

EAST ACHIEVE LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share-related data)

	For the three months	For the three months	For the nine months	For the nine months
	ended	ended	ended	ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
	RMB	RMB	RMB	RMB
REVENUES	6,970	—	6,970	—
COST OF REVENUES	(5,972)	—	(5,972)	—

GROSS PROFIT	998	—	998	—

OPERATING EXPENSES
General and administrative expenses	(6)	(100)	(74)	(198)

INCOME (LOSS) FROM OPERATIONS	992	(100)	924	(198)

OTHER INCOME (EXPENSES)
Interest income	27	—	27	1
Interest expenses	(447)	—	(447)	(565)

Total Other Expenses, net	(420)	—	(420)	(564)

INCOME (LOSS) FROM OPERATIONS BEFORE TAXES	572	(100)	504	(762)
INCOME TAX EXPENSE	(215)	—	(215)	—

NET INCOME (LOSS)	357	(100)	289	(762)

Net income (loss) per share- basic and diluted	178.50	(50.00)	144.50	(381.00)

Weighted average number of shares outstanding during the period – basic and diluted	2	2	2	2

The accompanying notes are an integral part of these condensed consolidated financial statements

EAST ACHIEVE LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the nine months	For the nine months
	ended	ended
	September 30, 2009	September 30, 2008
	RMB	RMB
CASH FLOWS FROM OPERATING ACTIVITIES
Net income attributable to the Company	289	(762)
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,999	—
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(16,858)	—
Prepaid expenses and other current assets	1,165	19,528
Increase (decrease) in:
Deferred revenues	106,899	—
Accounts payable	2,638	—
Accrued expenses and other current liabilities	9,158	—
Income tax payable	215	—

Net cash provided by operating activities	105,505	18,766

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(19,428	—
Cash outflow from acquisition of subsidiaries (Note5)	(233,512)	—

Net cash used in investing activities	(252,940)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed by stockholders	235,051	—
Bank loans repaid	(15,000)	(18,810)

Net cash provided by (used in) financing activities	220,051	(18,810)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	72,616	(44)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	110	136

CASH AND CASH EQUIVALENTS AT END OF PERIOD	72,726	92

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expenses	447	565

The accompanying notes are an integral part of these condensed consolidated financial statements

EAST ACHIEVE LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS (UNAUDITED)
(In thousands, except share-related data)
NOTE 1 BASIS OF PRESENTATION
The preparation of the unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company’s financial position as of September 30, 2009, the results of operations for the three and nine months ended September 30, 2009 and 2008 and cash flows for the nine months ended September 30, 2009 and 2008. The results for the three months and nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for a full year. These financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2008.
FASB Launches New Accounting Standards Codification
In June 2009 the Financial Accounting Standards Board (“FASB”) issued FASB Accounting Standards Codification (“Codification”) as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities effective for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification have become non-authoritative.
Following the Codification, FASB will not issue new standards in the form of Statements, FASB Staff Positions (“FSP”) or Emerging Issues Task Force (“EITF”) Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.
GAAP is not intended to be changed as a result of the FASB’s Codification, but it will change the way the guidance is organized and presented. As a result, these changes will have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies. The Trust has adopted the Codification in this quarterly report by using plain English to describe FASB broad topic references.
NOTE 2 ORGANIZATION
East Achieve Limited (“EA”) was incorporated on September 15, 2004 in the British Virgin Islands as a limited liability company. EA is an investment holding company.
EA established Shanghai Xijiu Information and Technology Co., Ltd. (“Xijiu”) in the People’s Republic of China (“PRC”) as a wholly owned subsidiary on January 20, 2005. The business activities of Xijiu are information technology development, consulting services and investment holding.
On September 9, 2009, Xijiu acquired the entire equity interest of China Lianhe Biotechnology CO., Ltd. (“Lianhe”) which owned the entire equity interest of Lijiang College of Guangxi Normal University (“LJC”). This transaction was accounted for using the purchase accounting method and the results of Lianhe and LJC were consolidated into EA starting from the date of acquisition of September 9, 2009.
Before the acquisition, EA and Xijiu had no revenues since their inception and, in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprise,” is considered a Development Stage Company.

LJC was incorporated in the PRC on September 8, 2005. LJC is an education and career preparation college that offers bachelor degree and diploma courses in tourism management, advertising, language studies, computer engineering, finance economics, music, art and physical education. Revenue is generated primarily from student tuition fees and student boarding charges.
EA, Xijiu, Lainhe and LJC are hereinafter referred to as (“the Company”).
NOTE 3 PRINCIPLES OF CONSOLIDATION
The accompanying unaudited condensed consolidated financial statements include the financial statements of EA and its wholly owned subsidiaries, Xijiuj, Lianhe and LJC.
All significant inter-company balances and transactions have been eliminated in consolidation.
NOTE 4 RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS
In December 2008, the FASB issued Staff Position No. FAS 132(R)-1 “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”) (ASC Topic 715-20-65). FSP FAS 132(R)-1 (ASC Topic 715-20-65) requires more detailed disclosures about employers’ plan assets in a defined benefit pension or other postretirement plan, including employers’ investment strategies, major categories of plan assets, concentrations of risk within plan assets, and inputs and valuation techniques used to measure the fair value of plan assets. FSP FAS 132(R)-1 (ASC Topic 715-20-65) also requires, for fair value measurements using significant unobservable inputs (Level 3), disclosure of the effect of the measurements on changes in plan assets for the period. The disclosures about plan assets required by FSP FAS 132(R)-1 (ASC Topic 715-20-65) must be provided for fiscal years ending after December 15, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the financial position and results of operations.
In May 2009, the FASB issued a new statement that establishes general standards of accounting for, and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The new statement, located in ASC Topic 855 Subsequent Events (formerly SFAS 165, Subsequent Events) requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected, that is, whether that date represents the date the financial statements were issued or were available to be issued. The new statement is effective for interim or annual periods ending after June 15, 2009, which was the quarter ending June 30, 2009 for the Company. The adoption of this new statement did not have a material impact on our consolidated financial statements.
In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”) (ASC Topic 810). SFAS 166 (not part of the codification yet) amends various provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125” by removing the concept of a qualifying special-purpose entity and removes the exception from applying FIN 46(R) to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. SFAS 166 will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 860, “Transfers and Servicing” when it becomes effective. The Company does not expect the standard to have any impact on the Company’s financial position.
In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”) (not part of the codification yet). SFAS 167 amends FASB Interpretation No. 46 (Revised December 2003) “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51” (FIN 46(R)) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 810, “Consolidation” when it becomes effective. The Company does not expect the standard to have any impact on the Company’s financial position.
In July, 2009, the FASB issued authoritative pronouncement, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162”, the FASB Accounting Standards Codification (the “Codification”) became the single source of authoritative nongovernmental US GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of this pronouncement did not have a significant effect on the Company’s consolidated financial position or results of operations.
In August 2009, the FASB issued ASU No. 2009-05 “Measuring Liabilities at Fair Value”, now codified under FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, (“ASU 2009-05”) which amends Fair Value Measurements and Disclosures – Overall (ASC Topic 820-10) to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC Topic 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. This update is effective for our fourth quarter 2009. Management does not expect this new guidance to have a material impact on the Company’s financial statements.
In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements”, now codified under FASB ASC Topic 605, “Revenue Recognition”, (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Management is currently evaluating the potential impact of ASU2009-13 on our financial statements.
In October 2009, the FASB issued ASU 2009-14, “Certain Arrangements That Include Software Elements, now codified under FASB ASC Topic 985, “Software”, (“ASU 2009-14”). ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Management is currently evaluating the potential impact of ASU 2009-14 on our financial statements.
In October, 2009, the FASB issued ASU 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”, now codified under FASB ASC Topic 470 “Debt”, (“ASU 2009-15”), and provides guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with Topic 820 and recognized as an issuance cost, with an offset to additional paid-in capital. Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs. The amendments also require several disclosures including a description and the terms of the arrangement and the reason for entering into the arrangement. The effective dates of the amendments are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Management is currently evaluating the potential impact of ASU 2009-15 on our financial statements.
NOTE 5 ACQUISITION OF SUBSIDIARIES
On September 9, 2009, Xijiu acquired 100% of the equity interest in Lianhe. Lianhe holds the entire equity interest in LJC. LCJ is a private college affiliated with Guangxi Normal University. The total consideration for the acquisition of Lianhe was RMB235,000. The acquisition was recorded using the purchase method of accounting and, accordingly, the acquired assets and liabilities were recorded at their estimated fair market values at the date of acquisition. The preliminary purchase price allocation, which was based on management’s estimates and assumptions, was as follows:

RMB
Cash	1,488
Other current assets	14,757
Property and equipment and land use rights	253,312
Intangible assets acquired:
Customer relationship	35,165
Goodwill	117,318

Total assets	422,040
Bank loan	(105,000)
Other current liabilities	(82,040)

Total purchase price	235,000

The purchase price allocation for the acquisition will be finalized within one year after the acquisition date and subject to revision as more detailed analyses are completed and additional information about fair value of assets and liabilities become available. Any change in the fair value of the net assets of the acquired company and its subsidiary will change the amount of the purchase price allocable to goodwill.
The Company believes that the acquisition furthers its strategy of expanding into the post-secondary bricks and mortar education market. The combination of these factors is the rationale for the excess of purchase price over the value of the assets acquired and liabilities assumed.
Analysis of the net out flow of cash and cash equivalents in respect of the acquisition is as follows:

RMB
Consideration paid	235,000
Less: cash	(1,488)

Net cash outflow	233,512

The following supplemental unaudited pro forma results of operations for the three and nine months ended September 30, 2009 presented the acquisition as if it had occurred on January 1, 2009. The unaudited pro forma results include estimates and assumptions regarding the amortization of acquired intangible assets which the Company believes are reasonable. However, pro forma results are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the dates, indicated, or that may result in the future:

	Three months ended	Nine months ended
	September 30, 2009	September 30, 2009
	RMB	RMB
Revenues	27,472	79,691

Net income	3,385	3,953

NOTE 6 INTANGIBLE ASSETS, NET
Acquire intangible assets, net consisted of the following:

September 30, 2009
RMB
Customer relationship	35,165
Less: accumulated amortization	(860)

34,305

On September 9, 2009, the Company acquired a customer relationship through an acquisition (see Note 5). The customer relationship is being amortized using accelerated amortization method over 48 months based on the estimated progression of the students through the respective courses, giving consideration to the associated revenues and cash flows.
For the three months and nine months ended September 30, 2009, the Company recorded amortization expense in respect of the customer relationship amounting to RMB860 and RMB860, respectively. The Company is expected to record amortization expenses for customer relationship of RMB3,829, RMB12,894, RMB9,377, RMB5,861 and RMB2,344 in 2009, 2010, 2011, 2012 and 2013, respectively.
NOTE 7 NOTES PAYABLE-LONG-TERM
Notes payable consisted of the following:

September 30, 2009
RMB
Note payable to a bank at bank’s prime rate plus 10% per annum, guaranteed by a related party, due progressively to March 29, 2014.	90,000

90,000

Maturities are as follows:
For the nine months ended September 30,
2011	10,000
2012	20,000
2013	25,000
2014	30,000
2015	5,000

90,000

Interest expense paid for the three and nine months ended September 30, 2009 were RMB447.
NOTE 8 INCOME TAX
EA was incorporated in the BVI and under the current laws of the BVI; income earned is not subject to income tax.
Xijiu and Lianhe were incorporated in the PRC and are subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rate has been 25%.
LJC is a wholly owned subsidiary of Lianhe, was incorporated in Guilin in the PRC and PRC income tax is accrued at 15% according to the western development preferential policy.
NOTE 9 SIGNIFICANT MATTER
On September 28, 2009, the shareholder of EA entered into a Share Transfer Agreement with ChinaCast Communication Holdings Limited (“CCH”) to dispose of the entire equity interest in EA to CCH. This transaction was consummated on October 5, 2009.

NOTE 10 SUBSEQUENT EVENT
LJC entered into a Land Expropriation Agreement with the Guilin Yanshan District Government on November 16, 2009 to compensate the District Government of approximately RMB15,541 for land clearance charges under the agreement.